Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Corporation
Compass Lexecon LLC [f/k/a Lexecon, LLC] [f/k/a LI Acquisition Company, LLC]	Maryland
Competition Policy Associates, Inc.	District of Columbia
FCN Holdings CV Dutch CV — LP	Netherlands
FD India Limited	England and Wales
FD MWA Holdings Inc.	Delaware
FD-CMM Mexico, S. de r.L. de C.V.	Mexico
Ferrier Hodgson Management Services Inc.	Philippines
FH Asset Management Corp.	Philippines
FH Corporate Services Inc.	Philippines
FTI Capital Advisors, LLC [f/k/a FTI Merger & Acquisition Advisors, LLC]	Maryland
FTI Commercial Consulting (Shanghai) Co. Ltd. [f/k/a — Ferrier Hodgson Commercial Consulting (Shanghai) Co. Ltd.]	Shanghai, China
FTI Consulting Acuity LLC	Maryland
FTI Consulting (Beijing) Co., Limited (f/k/a FD (Beijing) Consulting Co., Ltd.)	Beijing, China,
FTI Consulting — FD Australia Holdings Pty Ltd [f/k/a FD Australia Holdings Pty Ltd]	Victoria, Australia
FTI Consulting — Qatar LLC [f/k/a Dispute Resolution Consulting LLC]	Qatar
FTI Consulting (Asia) Ltd [f/k/a International Risk Limited]	Hong Kong
FTI Consulting (Australia) Pty Ltd	Australia
FTI Consulting (BVI) Limited [f/k/a FTI Forensic Accounting Limited] [f/k/a Forensic Accounting Limited]	British Virgin Islands
FTI Consulting (Cayman) Ltd	Cayman Islands
FTI Consulting (China) Ltd. [f/k/a Thompson Market Services (Shanghai) Co. Ltd]	China
FTI Consulting (CM) Limited [f/k/a K Capital Source Limited]	Ireland
FTI Consulting (Government Affairs) LLC	New York
FTI Consulting (Hong Kong) Limited	Hong Kong
FTI Consulting (Hong Kong) Services Four Limited [f/k/a Sun Easy Investment Limited]	Hong Kong
FTI Consulting (Hong Kong) Services One Limited [f/k/a Chater Secretaries Limited]	Hong Kong
FTI Consulting (Hong Kong) Services Three Limited [f/k/a Power Famous Limited]	Hong Kong
FTI Consulting (Hong Kong) Services Two Limited [f/k/a Lansdowne Nominees Limited]	Hong Kong
FTI Consulting (Ireland) Limited [f/k/a Financial Dynamics Ireland Ltd.]	Ireland

Name	Jurisdiction of Corporation
FTI Consulting (Perth) Pty Ltd [f/k/a FD PTY LIMITED] [f/k/a FD Third Person Perth Pty Limited] [f/k/a Kudos Consultants Pty Limited]	Australia
FTI Consulting (SC) Inc. [f/k/a FD U.S. Communications, Inc.]	New York
FTI Consulting (SC) Ltda. [f/k/a FD Gravitas Ltda.] [f/k/a Gravitas Comunicaciones Estrategicos Limitada]	Colombia
FTI Consulting (SC)(Hong Kong) Limited [f/k/a Financial Dynamics Asia Ltd.]	Hong Kong
FTI Consulting (Singapore) PTE. LTD. [f/k/a FS Asia Advisory Pte. LTD.]	Singapore
FTI Consulting (Strategic Communications) S.A.S. [f/k/a Financial Dynamics S.A.S.]	France
FTI Consulting (Sydney) Pty Ltd [f/k/a FD (Sydney) PTY LTD] [f/k/a FD Third Person Pty Limited] [f/k/a Third Person Communications Pty Limited]	Australia, New South Wales
FTI Consulting Administrative Services, Inc. (f/k/a — Ferrier Hodgson Philippines Inc.)	Philippines
FTI Consulting B.V. [f/k/a Irharo B.V.]	Netherlands
FTI Consulting Belgium SA [f/k/a Blueprint Partners SA]	Belgium
FTI Consulting Canada Inc. [f/k/a Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Colombia, Canada
FTI Consulting Canada ULC	British Colombia, Canada
FTI Consulting Colombia S.A.S.	Colombia
FTI Consulting Deutschland GmbH	Germany
FTI Consulting Deutschland Holding GmbH [f/k/a Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany
FTI Consulting Group Limited [f/k/a Financial Dynamics Ltd.]	England and Wales
FTI Consulting Gulf Limited [FD Gulf Limited] [f/k/a FD Dubai Limited]	England and Wales
FTI Consulting India Private Limited [f/k/a FD Communications India Private Limited]	India
FTI Consulting International Limited	British Virgin Islands
FTI Consulting LLC	Maryland
FTI Consulting LLP F/K/A — FTI Consulting Management LLP	England and Wales
FTI Consulting Management Limited F/K/A — FTI Consulting Limited F/K/A — Carmill Limited	England and Wales
FTI Consulting Management Ltd[f/k/a FTI Consulting (Asia) Limited] [f/k/a Baker Tilly Hong Kong Business Recovery Ltd] [f/k/a Baker Tilly Purserblade Asia Limited] [f/k/a Purserblade Asia Limited]	Hong Kong
FTI Consulting Management Solutions Limited (f/k/a Distinct Intelligence Limited)	Ireland
FTI Consulting Mexico S DE RL DE CV [f/k/a FDFTI Mexico S DE RL DE CV]	Mexico

Name	Jurisdiction of Corporation
FTI CONSULTING MEXICO SERVICES. S DE R.L. DE C.V.	Mexico
FTI Consulting Panama, SDAD. LTDA.	Panama
FTI Consulting Philippines (BVI) Limited [f/k/a FS Philippines Limited]	British Virgin Islands
FTI Consulting Pte Ltd. F/K/A International Risk (Singapore) Pte Ltd.	Singapore
FTI Consulting Realty LLC	New York
FTI Consulting Russia Limited [f/k/a FD Russia Limited]	England and Wales
FTI Consulting S.A.	Argentina
FTI Consulting SC GmbH [f/k/a Financial Dynamics GmbH] [f/k/a A & B Financial Dynamics gmbh]	Germany
FTI Consulting Services Limited [f/k/a FTI Forensic Accounting Limited] [f/k/a Forensic Accounting Partners Limited]	England and Wales
FTI Consulting Shanghai (BVI) Limited [f/k/a FS Shanghai Offshore Limited]	British Virgin Islands
FTI Consulting Solutions Limited [f/k/a Brewer Consulting Limited]	England And Wales
FTI Consulting South Africa (Pty) Ltd [f/k/a FD Media and Investor Relations Pty Ltd] [f/k/a Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa
FTI Consulting Spain, S.R.L.	Spain
FTI Consulting Technology (Sydney) Pty Ltd [f/k/a FTI Ringtail (AUST) PTY LTD] [f/k/a: FTI Australia Pty Ltd.]	Australia
FTI Consulting Technology LLC [f/k/a FTI Technology LLC ] [f/k/a FTI Repository Services, LLC ]	Maryland
FTI Consulting Technology Software Corp [f/k/a Attenex Corporation]	Washington
FTI Consultoria Ltda. [f/k/a FTI Holder Consultoria LTDA] [f/k/a FTI Holder Consultoria S.A.]* [f/k/a Arbok Holdings S.A.]	Brazil
FTI Director Services Limited [f/k/a FS Director Services Limited]	British Virgin Islands
FTI Director Services Number 2 Limited [f/k/a FS Director Services Number 2 Limited]	British Virgin Islands
FTI Director Services Number 3 Limited [f/k/a FS Director Services Number 3 Limited]	British Virgin Islands
FTI Financial Services Limited [f/k/a Hoodwell Limited]	England and Wales
FTI France	Paris, France
FTI General Partner (BVI) Limited	British Virgin Islands
FTI General Partner LLC	Maryland
FTI Hosting LLC	Maryland
FTI International LLC [f/k/a FTI FD LLC]	Maryland
FTI Investigations, LLC	Maryland
FTI Services Limited [f/k/a Total Sun Investments Limited]	British Virgin Islands
FTI UK Holdings Limited	England and Wales
FTI, LLC	Maryland

Name	Jurisdiction of Corporation
Gravitas Panama S.A.	Panama
IRL (Holdings) Limited	British Virgin Islands
Orion Technology Comercio e Servicos LTDA	Brazil
PT. FTI Consulting Indonesia	Indonesia
Sports Analytics LLC	Maryland
Tecnologia Servicos e Comercio de Equipamentos de Informática, LTDA	Brazil
The Lost City Estates S.A.	Panama
Thompson Market Services Limited	Hong Kong
WDScott (US) Inc.	New York